UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2014

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Jonathan W. Ayers, President, Chief Executive Officer and Chairman of the Board of Directors of IDEXX Laboratories, Inc. (the “Company”) has adopted on February 28, 2014 a securities trading plan (the “Plan”) pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The Plan covers a portion of the stock options held by Mr. Ayers that expire in February 2015.

Under the Plan, Mr. Ayers intends to exercise up to 144,757 stock options to purchase shares of the Company’s common stock, $.10 par value per share (“Common Stock”) and sell the shares received upon exercise, based upon a predetermined schedule of dates, number of shares, and minimum prices. Mr. Ayers has informed the Company that the purpose of the Plan is to exercise stock options prior to their expiration in February 2015, and to pay the applicable exercise prices and taxes due upon the exercise of such stock options (as well as upon the exercise of certain other stock options and retention of resulting shares as described below) and for personal financial planning. The transactions under the Plan are expected to occur from time to time starting in November 2014 and will continue until the earlier of February 2015 or the date all shares are sold pursuant to the terms of the Plan, unless the Plan is earlier terminated.

A securities trading plan pursuant to Rule 10b5-1 is a pre-arranged plan that permits an individual who is not in possession of material nonpublic information at the time of entering into such plan to buy or sell company stock over a period of time (including the exercise of stock options) without regard to any nonpublic information the individual may be aware of at the time the transactions contemplated by the trading plan are executed.

In addition to the foregoing transactions under the Plan, Mr. Ayers has informed the Company that he intends to exercise up to 10,000 other stock options prior to their expiration in February 2015 to purchase shares of Common Stock, and to retain fully the shares of Common Stock received upon such exercise. This transaction, which will take place outside the Plan, is expected to occur between now and February 2015 during permissible trading windows generally applicable to executives of the Company.

Currently, Mr. Ayers beneficially holds 415,344 shares of Common Stock, 29,582 deferred stock units, and 734,187 stock options to purchase shares of Common Stock at exercise prices ranging from $28.655 to $124 per share and vesting on various dates through February 14, 2019.

Actual transactions completed as described above will be reported from time to time on Forms 4 filed by Mr. Ayers with the Securities and Exchange Commission. Except as may be required by law, the Company does not by filing this Current Report on Form 8-K undertake to report modifications, terminations or other activities under the Plan or the adoption, modification, termination or other activities under any future Rule 10b5-1 securities trading plans established by Mr. Ayers or other officers or directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: March 5, 2014	By:	/s/ Jeffrey A. Fiarman
Jeffrey A. Fiarman
Executive Vice President, General Counsel and Secretary